EX-99.(j)(1)

Consent of Sutherland Asbill & Brennan LLP

Sutherland                                      1275 Pennsylvania Avenue, N.W.
Asbill &                                          Washington, D.C.  20004-2415
Brennan LLP                                                       202.383.0100
                                                              fax 202.637.3593
ATTORNEYS AT LAW                                                www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                              March 26, 2002

The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York 10017-3206

                  Re:      TIAA-CREF Life Funds
                           Registration Statement on Form N-1A
                           File Nos. 333-61759 and 811-08961

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 5 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP

                                                 By: /s/ Steven B. Boehm
                                                     ---------------------------
                                                     Steven B. Boehm

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